Exhibit 10.45

EXECUTION

AMENDMENT NO. 1

TO MASTER REPURCHASE AGREEMENT

Amendment No. 1 to Master Repurchase Agreement, dated as of August 17, 2012 (this “Amendment”), by and among Bank of America, N.A. (“Buyer”), PennyMac Corp. (“Seller”), PennyMac Mortgage Investment Trust and PennyMac Operating Partnership, L.P. (individually and collectively, the “Guarantor”).

RECITALS

Buyer, Guarantor and Seller are parties to that certain Master Repurchase Agreement, dated as of November 7, 2011, (the “Existing Master Repurchase Agreement”; and as further amended by this Amendment, the “Master Repurchase Agreement”). The Guarantor is a party to that certain Guaranty (as amended from time to time, the “Guaranty”), dated as of November 7, 2011, made by Guarantor in favor of Buyer.

Buyer, Seller and Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement. As a condition precedent to amending the Existing Master Repurchase Agreement, Buyer has required Guarantor to ratify and affirm the Guaranty on the date hereof.

Accordingly, Buyer, Seller and Guarantor hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions. Section 2 of the Existing Master Repurchase Agreement is hereby amended by:

1.1 adding the following defined term in its proper alphabetical order:

“HARP Mortgage Loan” means, unless otherwise defined in the Transactions Terms Letter, a Mortgage Loan that fully conforms to the Home Affordable Refinance Program (as such program is amended, supplemented or otherwise modified, from time to time), and is referred to by Fannie Mae as a “Refi Plus mortgage loan” or “DU Refi Plus mortgage loan”, and by Freddie Mac as a “Relief Refinance Mortgage”.

1.2 deleting the definition of “High LTV Mortgage Loan” and all uses thereof in its entirety.

1.3 deleting the defined terms “Noncompliant 60 Day Mortgage Loan” and “Noncompliant 90 Day Mortgage Loan”, each in its entirety and all uses thereof and replacing each respectively with the following:

“Noncompliant I” means either (a) a Purchased Mortgage Loan other than a Jumbo Mortgage Loan, which has been subject to one or more Transactions hereunder for a period of greater than 30 calendar days but not greater than 60 calendar days, or (b) a Purchased

Mortgage Loan that is a Jumbo Mortgage Loan, which has been subject to one or more Transactions hereunder for a period of greater than 120 calendar days but not greater than 150 calendar days.

“Noncompliant II” means either (a) a Purchased Mortgage Loan other than a Jumbo Mortgage Loan, which has been subject to one or more Transactions hereunder for a period of greater than 60 calendar days but not greater than 90 calendar days, or (b) a Purchased Mortgage Loan that is a Jumbo Mortgage Loan, which has been subject to one or more Transactions hereunder for a period of greater than 150 calendar days but not greater than 180 calendar days.

SECTION 2. HARP Deliverables. Section 10(b)(2) of the Existing Master Repurchase Agreement is hereby amended by deleting clause (iv) in its entirety and replacing it with the following:

“(iv) with respect to a HARP Mortgage Loan and upon request, an appraisal or a waiver thereof, and/or a point value estimate, as permitted by the applicable Agency Guide (a copy of which is contained in the related Servicing Records”).

SECTION 3. Schedule 1. Schedule 1 of the Existing Master Repurchase Agreement is hereby amended by deleting clauses (dd), (ii) and (oo), each in its entirety and replacing each respectively with the following (with modified text underlined for review purposes):

(dd) Appraisal. The Mortgage File contains (a) a full appraisal of the related Mortgaged Property (except when the Agency Guides exempt certain Conforming Mortgage Loans from the requirement to obtain an appraisal (including HARP Mortgage Loans)) signed prior to the funding of the Mortgage Loan by a qualified appraiser, duly appointed by Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the relevant Fannie Mae and Freddie Mac guidelines, each as amended and as in effect on the date the Mortgage Loan was originated and (b) for each HARP Mortgage Loan, (i) a full appraisal (as described in the foregoing clause (a)); (ii) a reliable automated valuation model estimate provided by the related Agency or (iii) an appraisal or waiver thereof that meets the requirements of the applicable Agency Guide.

(ii) Proceeds of Mortgage Loan. The proceeds of the Mortgage Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to Seller or any Affiliate or correspondent of Seller, except in connection with a refinanced Mortgage Loan (including a HARP Mortgage Loan).

(oo) Underwriting Guidelines. Each Purchased Mortgage Loan has been originated in accordance with the Underwriting Guidelines (including all supplements or amendments thereto) previously provided to Buyer. Each HARP Mortgage Loan was originated in accordance with and remains in compliance with the Agency Guides and the guidance issued by the Federal Housing Finance Authority, Fannie Mae or Freddie Mac, as

applicable, for origination of mortgage loans under the Home Affordable Refinance Program (as such program is amended, supplemented or otherwise modified, from time to time).

SECTION 4. Liquidity. Section 14(a)(2) of the Existing Master Repurchase Agreement is hereby amended by deleting clause (B) in its entirety and replacing it with the following:

“(B) PMIT and its Subsidiaries have maintained in the aggregate Liquidity in an amount not less than $20,000,000.”

SECTION 5. Fees and Expenses. Seller hereby agrees to pay to Buyer, on demand, any and all reasonable fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Buyer in connection with the development, preparation and execution of this Amendment, irrespective of whether any transactions hereunder are executed.

SECTION 6. Conditions Precedent. This Amendment shall become effective as of the date hereof upon Buyer’s receipt of this Amendment, executed and delivered by a duly authorized officer of Buyer, Seller and Guarantor.

SECTION 7. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 8. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 9. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 10. GOVERNING LAW. THE AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

SECTION 11. Reaffirmation of Guaranty. The Guarantor hereby (i) agrees that the liability of Guarantor or rights of Buyer under the Guaranty shall not be affected as a result of this Amendment, (ii) ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and (iii) acknowledges and agrees that such Guaranty is and shall continue to be in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A., as Buyer

By:	/s/ Ryanthi De Mel Name: Ryanthi De Mel Title: Assistant Vice President Bank of America, N.A.

PENNYMAC CORP., as Seller

By:	/s/ Brian Stack
Name: Brian Stack Title: Treasurer

PENNYMAC MORTGAGE INVESTMENT TRUST, as Guarantor

By:	/s/ Brian Stack
Name: Brian Stack Title: Treasurer

PENNYMAC OPERATING PARTNERSHIP, L.P., as Guarantor

By:	PennyMac GP OP, Inc., its General Partner

By:	/s/ Brian Stack
Name: Brian Stack Title: Treasurer

Signature Page to Amendment No. 1 to Master Repurchase Agreement